UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2006
NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (630) 753-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
     (a) Dismissal of Current Accountants
     On April 12, 2006, Navistar International Corporation (the company) filed a Current Report on Form 8-K (the April 12th 8-K) announcing, among other items, the dismissal of the company’s independent registered public accounting firm, Deloitte & Touche LLP (Deloitte). The April 12th 8-K is hereby incorporated herein by reference.
     On April 28, 2006, the company filed an amended Form 8-K/A (the April 28th 8-K/A) which (i) disclosed the fact that Deloitte had previously identified certain significant deficiencies in the company’s internal control procedures that existed on October 31, 2004 and (ii) filed Deloitte’s response letter to the April 12th 8-K. The April 28th 8-K/A is hereby incorporated herein by reference.
     On September 13, 2006, the company filed an amended Form 8-K/A (the September 13th 8-K/A) to amend and restate certain original disclosures previously made by the company in the April 12th 8-K and the April 28th 8-K/A. The September 13th 8-K/A is hereby incorporated herein by reference.
     In accordance with Item 4.01 of Form 8-K and Item 304 of Regulation S-K, the company provided Deloitte with a copy of its disclosures contained in the September 13th 8-K/A. The company requested that Deloitte furnish the company with a letter addressed to the Securities and Exchange Commission (SEC) stating whether or not it agreed with the statements made by the company in the September 13th 8-K/A. On October 18, 2006, the company received Deloitte’s response letter to the September 13th 8-K/A; a copy of which is attached hereto as Exhibit 16. By filing this letter as an exhibit, the company is not indicating its agreement with the statements contained therein. Deloitte’s response letter to the April 12th 8-K was attached as Exhibit 16 to the April 28th 8-K/A.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.
     (d) Exhibits

Exhibit No.	Description

16	Deloitte October 12, 2006 letter regarding Change in Certifying Accountant

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant
Date: October 20, 2006	/s/ William A. Caton
William A. Caton
Executive Vice President and Chief Financial Officer